AGREEMENT

AGREEMENT, dated as of January 10, 2012 (this "Agreement"), by and between CIS Acquisition Ltd., a British Virgin Islands company (the "Company"), Kyle Shostak (“Shostak”) and CIS Acquisition Holding Co. Ltd. (the "Shareholder").

WITNESSETH:

WHEREAS, the Company has been formed to conduct an initial public offering and acquire an operating business (a transaction to acquire an operating business is referred to herein as a “Business Combination”); and

WHEREAS, the Company has asked Shostak to serve as, and Shostak wishes to serve as, the Chief Financial Officer and a director of the Company;

WHEREAS, the Company irrevocably issued to the Shareholder an aggregate of 2,804,562 of the Company’s ordinary shares (the “Pre-IPO Shares”);

WHEREAS, Shostak has been irrevocably issued 70,438 of the Company’s ordinary shares (the “Shostak Shares”) in reliance on his agreement to enter into this Agreement with the other parties hereto; and

WHEREAS, the Company expects to sell to Shostak and the Shareholder or its designees or affiliates an aggregate of 7,733,333 warrants (the “Placement Warrants”), each warrant to purchase on ordinary share of the Company, as described in the Company’s initial public offering prospectus;

NOW, THEREFORE, for and good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement.

(a) From the date hereof until the closing of a Business Combination, Shostak will hold the office of Chief Financial Officer of the Company. From the date hereof until the closing of a Business Combination, the Company agrees that it shall include Shostak on any slate of director nominees it presents to its shareholders for election to the Company’s Board of Directors and recommend to its shareholders that they vote in favor of Shostak for election to the Company’s Board of Directors (whether at a meeting or pursuant to a written consent). Shostak agrees to faithfully, well and to the best of his abilities perform the duties required of him during such time.

(b) From the date hereof until the closing of a Business Combination, the Shareholder agrees to vote, or cause to be voted, all of the Pre-IPO Shares together with any other ordinary shares of the Company owned by the Shareholder, or over which the Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of shareholders at which an election of directors of the Company is held or pursuant to any written consent of the shareholders of the Company, Shostak shall be elected to the Company’s Board of Directors:

(c) Shostak hereby agrees that if the Shareholder is required to either return a portion of the Pre-IPO Shares to the Company for cancellation in connection with a Business Combination or transfer a portion of the Pre-IPO Shares to a third party in connection with a Business Combination, upon receiving notice to such effect, Shostak shall return to the Company for cancellation or transfer, as applicable, on the same terms and conditions and at the same time as the Shareholder, a number of Shostak Shares equal to the product of (i) the number of Shostak Shares outstanding multiplied by (ii) quotient of the aggregate number of Pre-IPO Shares to be canceled or transferred by the Shareholder divided by the total number of Pre-IPO Shares outstanding.

(d) Immediately prior to the closing of the Company’s initial public offering, the Company shall sell to Shostak 2.45% of the total Placement Warrants (initially equal to 189,467 warrants) (the “Shostak Warrants”) on the same terms and conditions as the remaining 97.55% of the Placement Warrants (the “Pre-IPO Warrants”) are sold to the Shareholder or its designees or affiliates. Shostak hereby agrees that if the Shareholder or its designees or affiliates are required to either return a portion of the Pre-IPO Warrants to the Company for cancellation in connection with a Business Combination or transfer a portion of the Pre-IPO Warrants to a third party in connection with a Business Combination, upon receiving notice to such effect, Shostak shall return to the Company for cancellation or transfer, as applicable, on the same terms and conditions and at the same time as the Shareholder or its designees or affiliates, a number of Shostak Warrants equal to the product of (i) the number of Shostak Warrants outstanding multiplied by (ii) the quotient of the aggregate number of Pre-IPO Warrants to be canceled or transferred by the Shareholder and its designees or affiliates, divided by the total number of Pre-IPO Warrants outstanding.

(e) The Company and Shareholder agree that, prior to completion of the Company’s initial public offering or in connection with a Business Combination, if the members of the management of the Company receive shares or warrants of the Company, or any successor thereof, either in the form of newly issued shares or as a result of a transfer by the Shareholder or its designees or affiliates, then Shostak shall be entitled to at least 2.45% of the aggregate number of shares or warrants so received by the members of the Company’s management on the same terms and conditions and at the same time as the other members of the Company’s management.

2. Breach.

(a) Shostak understands that the Company issued the Shostak Shares and will issue the warrants specified in Section 1(d) of this Agreement, and the Shareholder has consented to the taking of such actions by the Company, in each case in reliance on Shostak entering into this Agreement and acknowledges that any breach of this Agreement by Shostak could cause irreparable harm to the other parties hereto and money damages and other remedies available at law in the event of a breach would not be adequate to compensate the Company and/or the Shareholder for any such breach. Accordingly, the Company and/or the Shareholder, as applicable, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available at law or in equity to the Company and/or the Shareholder.

(b) The Company and the Shareholder understand that Shostak will be performing services for the Company because of the terms of this Agreement and any breach of this Agreement by any of the parties hereto other than Shostak could cause irreparable harm to Shostak and money damages and other remedies available at law in the event of a breach would not be adequate to compensate Shostak for any such breach. Accordingly, Shostak shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available at law or in equity to Shostak.

3. Miscellaneous.

(a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

(b) Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by each of the parties hereto.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart.

(d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly delivered if so given) by telecopy, mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy or e-mail at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Company to:

CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia, 119607

Attn:
Email:
Fax:

If to the Shostak or the Shareholder, pursuant to the information contained on the signature page hereto.

In each case, a copy of such notice (which copy will not be deemed to serve notice on the counter-party) shall be concurrently provided to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154-1895

Attn:	Mitchell S. Nussbaum, Esq.
Email:	mnussbaum@loeb.com
Fax:	(212) 504-3013

(e) Governing Law; Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (AAA), by a panel of three arbitrators selected from the AAA Commercial Disputes Panel instead of any trial and that the arbitrator panel’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The cost of such arbitrator and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

(f) Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(g) Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CIS ACQUISITION LTD.

By:	/s/ Anatoly Danilitskiy
Name: Anatoly Danilitskiy
Title: CEO & Chairman

/s/ Kyle Shostak
Kyle Shostak

Address:

39-06 Kuiken Terrace

Fair Lawn, NJ 07410

Email:	kshostak@yahoo.com
Fax:

CIS ACQUISITION HOLDING CO. LTD.

By:	/s/ Taras Vazhnov
Name: Taras Vazhnov
Title: Director

Address:

CIS Acquisition Holding Co. Ltd.

Commerce House, Wickhams

Cay 1, P.O. Box 3140, Road Town

Tortola, British Virgin Islands VG1110

Attn:	Taras Vazhnov
Email:	taras.vazhnov@gmail.com
Fax: